Combined Financial Statements and Report of Independent Certified Public Accountants
Kecy Corporation and 4111 Munson Holdings, LLC
December 31, 2012 and 2013

Report of Independent Certified
Public Accountants
Board of Directors
Kecy Corporation and 4111 Munson Holdings, LLC
We have audited the accompanying combined financial statements of Kecy Corporation (an S Corp) and 4111 Munson Holdings, LLC (a limited liability company) and subsidiaries, which comprise the combined balance sheets as of December 31, 2012 and 2013, and the related combined statements of operations, shareholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.
Management’s responsibility for the financial statements
Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s responsibility
Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Kecy Corporation and 4111 Munson Holdings, LLC as of December 31, 2012 and 2013, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP
Denver, Colorado
June 30, 2014

Kecy Corporation and 4111 Munson Holdings, LLC December 31, 2012 and 2013 (Amounts in thousands)	4

Combined balance sheets

	As of December 31,
	2012	2013

Current assets
Cash	$648,160	$1,122,900
Accounts receivable, net	2,231,692	1,566,385
Inventory, net	2,108,784	2,696,629
Production supplies	611,515	929,425
Prepaid dies	318,256	46,140
Other current assets	12,407	21,927
Total current assets	5,930,814	6,383,406

Property, plant and equipment
Land	90,000	90,000
Buildings, net	997,362	971,188
Equipment, net	2,585,409	2,543,353
Computers, office and other, net	115,680	188,913
Total property, plant and equipment	3,788,451	3,793,454

Total assets	$9,719,265	$10,176,860

Liabilities and capital
Current liabilities
Accounts payable	$1,269,961	$1,046,071
Deferred die revenue	190,860	—
Other accruals	241,338	242,242
Current portion of long term debt	662,500	553,628
Total current liabilities	2,364,659	1,841,941

Long term debt	2,431,309	1,726,406

Shareholders' equity
Common stock	12,000	12,000
Additional paid in capital	390,000	390,000
Retained earnings	4,521,297	6,206,513
Total capital	4,923,297	6,608,513
Total liabilities shareholders' equity	$9,719,265	$10,176,860

The accompanying notes are an integral part of these combined financial statements.

Kecy Corporation and 4111 Munson Holdings, LLC December 31, 2012 and 2013 (Amounts in thousands)	5

Combined statements of operations

	Years ended December 31,
	2012	2013
Sales
Manufactured sales	$21,933,824	$25,067,582
Tooling and die sales	1,944,826	1,032,960
Other sales	126,446	103,968
Total sales	24,005,096	26,204,510

Cost of sales
Direct material	14,157,784	14,587,252
Direct labor	1,496,760	1,842,038
Indirect costs	2,904,404	3,491,289
Total cost of sales	18,558,948	19,920,579

Gross profit	5,446,148	6,283,931

Operating expenses
Selling expenses	381,526	321,334
General and administrative expenses	854,940	1,641,767
Total selling, general and administrative	1,236,466	1,963,101

Income from operations	4,209,682	4,320,830

Other income (expense), net	(108,528)	(94,322)

Income before taxes	4,101,154	4,226,508

Income tax epense	56,219	62,453

Net income	$4,044,935	$4,164,055

The accompanying notes are an integral part of these combined financial statements.

Kecy Corporation and 4111 Munson Holdings, LLC December 31, 2012 and 2013 (Amounts in thousands)	6

Combined statements of shareholders’ equity

	Years ended December 31, 2013 and 2012
		Additional paid	Retained
	Common stock	in capital	earnings	Total

Balance at January 1, 2012	$12,000	$390,000	$2,865,825	$3,267,825

Net income	—	—	4,044,935	4,044,935
Distributions	—	—	(2,389,463)	(2,389,463)

Balance at December 31, 2012	12,000	390,000	4,521,297	4,923,297

Net income	—	—	4,164,055	4,164,055
Distributions	—	—	(2,478,839)	(2,478,839)

Balance as of December 31, 2013	$12,000	$390,000	$6,206,513	$6,608,513

The accompanying notes are an integral part of these combined financial statements.

Kecy Corporation and 4111 Munson Holdings, LLC December 31, 2012 and 2013 (Amounts in thousands)	7

Combined statements of cash flows

	Years ended December 31,
	2012	2013

Cash flows from operating activities
Net income	$4,044,935	$4,164,055
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	194,362	213,668
Changes in operating assets and liabilities
Accounts receivable-trade	(667,947)	665,307
Change in inventories	(798,654)	(587,845)
Production supplies	(299,968)	(317,910)
Prepaid die cost of sales	239,744	272,116
Other current assets	(2,407)	(9,520)
Accounts payable	652,777	(223,890)
Deferred die revenue	190,860	(190,860)
Other accruals	88,465	904
Net cash provided by operations	3,642,167	3,986,025

Cash flows from investing activities
Purchases of fixed assets	(1,207,439)	(218,671)
Net cash used in investing activities	(1,207,439)	(218,671)

Cash flows from financing activities
Repayment of LOC	(522,333)	—
Proceeds from issuance of long term debt	1,600,000	—
Repayment of long term debt	(637,099)	(813,775)
Distributions	(2,389,463)	(2,478,839)
Net cash used in financing activities	(1,948,895)	(3,292,614)

Net increase in cash	485,833	474,740

Cash at beginning of period	162,327	648,160
Cash balance at end of period	$648,160	$1,122,900

Supplemental information
Cash paid for interest	$158,146	$117,659
Cash paid for income taxes	7,554	51,602

The accompanying notes are an integral part of these combined financial statements.

Kecy Corporation and 4111 Munson Holdings, LLC December 31, 2012 and 2013	8

Notes to combined financial statements
Note A – Overview of business and organization
Kecy Corporation (“Kecy”) is a manufacturer of metal stampings, welded assemblies, and gas tank floats used primarily in the automotive industry. Kecy’s primary customers are tier one automotive suppliers specializing in anti-vibration and sound dampening automotive parts. 4111 Munson Holdings, LLC (“Munson”) leases the land and buildings to Kecy. Kecy and Munson (collectively, the “Company”) are under common control, and Munson’s only source of income is rent collected from Kecy.
Note B – Significant accounting policies

Principles of consolidation
The accompanying combined financial statements include the accounts of Kecy and Munson. All significant intercompany accounts, transactions, and profits have been eliminated for the combined financial presentation.
Use of estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.
Cash and cash equivalents
The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.
Accounts receivable and revenue recognition
Sales are primarily to tier one automotive suppliers located in the United States. Revenues are generally recognized when products are shipped or upon acceptance by the customer, the title and risk of loss have passed to the customer, the sales price is fixed and determinable, and collectability is reasonably assured.
Accounts receivable are stated at amounts estimated by management to be the net realizable value. The Company reserves for doubtful accounts based upon past history or known billing disputes. The Company reviews all accounts receivable balances in determining its reserve estimate, and then charges off accounts receivable when it becomes apparent that amounts will not be collected. The Company generally does not require collateral for its accounts receivable. The allowance for doubtful accounts was $0, and $7,246, as of December 31, 2012 and 2013, respectively.

Kecy Corporation and 4111 Munson Holdings, LLC December 31, 2012 and 2013	9

Note B – Significant accounting policies (continued)

Concentrations of credit risk
Trade receivables are uncollateralized customer obligations due under normal trade terms requiring payment within a set time from the invoice date. The Company notes a concentration of credit risk with respect to trade receivables due to the make up the Company’s customer base.
Four customers made up approximately 46%, 13%, 13%, and 8% of the Company’s revenue for the year ended December 31, 2013. Respectively, these customers accounted for 13%, 18%, 16%, and 27% of its trade receivables balance at December 31, 2013. These customers were 47%, 13%, 10% and 8% of revenues for the year ended December 31, 2012, and represented 49%, 12%, 8%, and 18% of trade receivables, respectively.
The principal raw material used by the Company is carbon steel. The Company has two major raw material vendors that accounted for approximately 69% of the direct material purchases in 2012 and 2013. These materials are available from numerous sources, with any changes in pricing passed along to the customer.
Inventories
Inventories are carried at the lower of cost or market using the first-in, first-out method.
Production supplies
As a part of the customer supplier manuals, the Company is responsible for the maintenance and upkeep of the customer’s tooling while it is in their care for mass production and service. In order to meet customer shipping demands, the Company must keep a certain amount of key tooling replacement parts on hand.
Prepaid dies and deferred revenue
The Company selects and manages the production tooling supplier on behalf of the customer. The Company then pays the supplier directly and bills the customer at the approved payment steps. These transactions are accounted for under a completed contract method, with the costs incurred recorded under prepaid dies and advanced billings under deferred revenue. The sale and transfer of ownership is recognized when the tooling is approved by the customer.
Property, plant and equipment
Property, plant and equipment are stated at cost. Depreciation and amortization expense for the years ended December 31, 2012 and 2013 totalled $194,362 and $213,668, respectively. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets as follows:

Estimated useful lives
Buildings	40 years
Leasehold improvements	Lesser of useful life or life of related lease
Machinery and equipment	Between 5 and 30 years
Furniture and fixtures	Between 5 and 7 years
Computers	Between 3 and 5 years

Kecy Corporation and 4111 Munson Holdings, LLC December 31, 2012 and 2013	10

Note B – Significant accounting policies (continued)

Ordinary maintenance and repairs are charged to expense. Expenditures which extend the physical or economic life of the assets are capitalized. Gains and losses on dispositions of assets are recognized in the statement of operations, and the related assets and accumulated depreciation accounts are adjusted accordingly.
Long-lived assets
The Company evaluates potential impairment of long-lived assets under the Accounting Standards Codification guidance which requires the Company to (a) recognize an impairment loss only if the carrying amount of a long-lived asset is not recoverable from its undiscounted cash flows, and, (b) measure an impairment loss as the difference between the carrying amount and fair value of the asset. During 2012 and 2013, there were no indications that the carrying amounts may not be recoverable.
Fair value of financial instruments
The carrying amounts reported in the balance sheets for cash and cash equivalents, accounts receivable, and accounts payable approximate fair value because of the immediate or short-term maturity of these financial instruments.
Shipping and handling costs
The Company recognizes inbound shipping and handling costs as a component of cost of goods sold in the statements of operations. For production components received from overseas suppliers, the inbound shipping costs are included as a part of the inventory holding value. Outbound shipping costs are the responsibility of the customer.
Income taxes
Kecy elected under the Internal Revenue Code to be taxed as an S Corporation. Kecy’s net income is included on the individual stockholders’ income tax returns. Kecy anticipates making quarterly distributions to assist the stockholders with their income tax liabilities.
As a limited liability company, Munson is organized and operates so as to qualify for United States federal income tax purposes as a partnership, and not as an association or publicly traded partnership taxable as a corporation. Therefore, Munson generally is not subject to United States federal income tax at the entity level. Holders of Munson’s units will be required to take into account their allocable share of each item of Munson’s income, gain, loss, deduction, and credit for the taxable year of Munson ending within or with their taxable year.
There were no liabilities for unrecognized tax benefits as of December 31, 2012 or December 31, 2013. The Company recognized income tax expense as a result of several states’ treatment of S Corporations. Some states do not recognize the S Corporation status and treat such companies as C Corporations resulting in income taxes charged to the Company which do not pass through to the stockholders. The expense for the years ended December 31, 2012 and 2013 was $56,219 and

Kecy Corporation and 4111 Munson Holdings, LLC December 31, 2012 and 2013	11

Note B – Significant accounting policies (continued)

$62,453, respectively. As of December 31, 2012 and 2013, the Company had taxes payable of $12,286 and $2,556, respectively.
The Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority.
Note C – Inventory
Inventory at each year end consists of the following:

	As of December 31,
	2012	2013

Raw materials	$562,858	$791,328
Purchased components	235,519	340,257
Work in progress	724,331	734,342
Finished goods	586,076	830,702
Total inventory	$2,108,784	$2,696,629

Note D – Debt

	As of December 31,
	2012	2013

Term loan payable to bank, collateralized by the land, buildings, and certain personal guarantees of the officers, to be repaid in equal monthly payments of $2,894. Interest is charged monthly at the Bank’s prime referenced rate plus 0% with a 4.25% prime floor, maturing March 2024.	$320,129	$273,040

Term loan payable to bank, collateralized by accounts receivable, inventory, property and equipment, and certain personal guarantees of the officers, to be repaid in equal monthly payments of $27,363. Interest is charged monthly at the Bank’s prime referenced rate plus 0.25% with a 4.25% prime floor, maturing July 2016.	1,078,092	791,609

Term loan payable to bank, collateralized by accounts receivable, inventory, property and equipment, and certain personal guarantees of the officers, to be repaid in equal monthly payments of $7,636. Interest is charged monthly at the Bank’s prime referenced rate plus 0.25%, with a 4.25% prime floor, maturing July 2016. The loan was paid off early in 2013.	159,686	-

Term loan payable to bank, collateralized by accounts receivable, inventory, property and equipment, and certain personal guarantees of the officers, to be repaid in equal monthly payments of $3,817. Interest is charged monthly at the Bank’s prime referenced rate plus 0.25%, with a 4.25% prime floor, maturing July 2016. The loan was paid off early in 2013.	107,011	-

Term loan payable to bank, collateralized by accounts receivable, inventory, property and equipment, and certain personal guarantees of the officers, to be repaid in equal monthly payments of $22,290. Interest is charged monthly at the Bank’s prime referenced rate plus 0%, with a 4.25% prime floor, maturing January 2019.	1,428,891	1,215,385

Total debt	3,093,809	2,280,034

Less: short term portion	662,500	553,628

Total long-term debt	$2,431,309	$1,726,406

Kecy Corporation and 4111 Munson Holdings, LLC December 31, 2012 and 2013	12

Note D – Debt (continued)

Principal payments on long-term debt are due as follows:

Year ending December 31,
2014	$553,628
2015	567,850
2016	446,500
2017	277,875
2018	289,900
Thereafter	144,281
$2,280,034

On October 5, 2011, the Company entered into a note and loan agreement (the “Agreement”), with a bank, allowing the Company to borrow up to $950,000 based on the collateral base, made up of 75% of the eligible accounts receivable and 50% of the eligible inventory of the Company. The original maturity date was April 30, 2012, and has annual extensions thereafter. Interest accrues monthly at the prime rate with a 3.25% prime floor. No amounts were outstanding under the Agreement at December 31, 2012 and 2013.
Note E – Leases and commitments
Kecy leases its facilities under separate month to month operating leases from Munson. The Company does not lease equipment other than specialized items needed by the maintenance department for short term arrangements.
Building rent expense the years ended December 31, 2012 and 2013 was $719,990 and $840,000, respectively. The respective income and expense has been eliminated in the combined financial statements.
Note F – Retirement plans
The Company has a defined contribution plan covering substantially all employees who elect to join. Company contributions are based on a percentage of the employee’s contribution. During 2012 and 2013, the Company made matching contributions of $7,700 and $12,100, respectively. The Company did not incur any administrative expenses related to the retirement plan for the years ending December 31, 2012 or 2013.
Note G – Contingencies
The Company accrues contingent liabilities when it is probable that future costs will be incurred and such costs can be reasonably estimated. Such accruals are based on developments to date, the Company’s estimates of the outcome of these matters, and its experience in contesting, litigating and settling other matters. The Company does not consider that the potential outcome of any matters would have a material impact on the financial statements at December 31, 2013.

Kecy Corporation and 4111 Munson Holdings, LLC December 31, 2012 and 2013	13

Note H – Subsequent events
The Company has evaluated subsequent events for potential recognition and disclosure through June 30, 2014, the date the financial statements were issued. In March 2014, Munson paid off a long term debt which amount to $270,040 of the total debt outstanding as of December 31, 2013. The Company is being acquired and as a condition of the sale, all debt will be paid off.

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